GUARANTY AND INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Guaranty and Intellectual Property Security Agreement is entered into as of June 11, 2008 by and between Pageant Holdings Ltd ("Noteholder") and GlucoTel Scientific, Inc. ("Guarantor").

RECITALS

     A. Noteholder has agreed to purchase that certain Secured Convertible Discount Note dated June 11, 2008 (the "Note") from Guarantor’s parent, BodyTel Scientific, Inc. ("Parent") pursuant to the Note Purchase Agreement by and between Noteholder and Parent, dated the date hereof (as the same may be amended, modified or supplemented from time to time, the "Note Agreement"; capitalized terms used herein are used as defined in the Note Agreement); but only upon the condition, among others, that Guarantor shall enter into this Agreement.

     B. Guarantor is willing to enter into this Agreement in order to assure the Parent of continued funding and thereby to obtain financial and other benefits for itself.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound Guarantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

     Section 1. Guaranty . For value received, Guarantor hereby absolutely, unconditionally and irrevocably guarantees (as primary obligor and not as surety merely) for the benefit of the Noteholder the due and punctual payment, performance and observance by Parent of all its covenants, agreements and obligations (monetary and non-monetary) contained in the Note and the Note Agreement (collectively, the "Obligations"), irrespective of: (A) the validity, binding effect, legality, enforceability or amendment of, or waiver of compliance with, this Guaranty and Security Agreement, the Note or the Note Agreement, or any related documents, (B) any change in the existence or structure of, or the bankruptcy or insolvency of, Parent or any other entity, (C) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation (or any collateral security therefor) or any party to this Guaranty and Security Agreement, the Note or the Note Agreement or any related document, (D) the existence of any claim, set-off, counterclaim or other right that Guarantor or any other entity may have against Parent or any other entity or (E) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of Guarantor. Guarantor hereby expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Noteholder or any entity file claims in the event of receivership or bankruptcy of Parent or any other entity or exhaust any right to take any action against Parent or any other entity or with respect to any collateral at any time securing any of the Obligations and hereby consents to any and all extensions of time of the due performance of any or all of the Obligations. This Guaranty and Security Agreement shall be continuing and, as such, shall remain operative and in full force and effect until all Obligations shall have been duly performed. If at any time the due performance of any Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Parent or otherwise, Guarantor's obligations hereunder shall be reinstated at such time as though such performance had not been made.

     Section 2. Security Interest. To secure its obligations under this Agreement, Guarantor grants and pledges to Noteholder a security interest in all of Grantor's right, title and interest in, to and under its intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), contract rights relating thereto, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (the "Intellectual Property Collateral").

The rights and remedies of Noteholder with respect to the security interest granted hereby are in addition to those set forth in the Note Agreement and the Note, and those which are now or hereafter available to Noteholder as a matter of law or equity. Each right, power and remedy of Noteholder provided for herein or in the Note Agreement or the Note, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Noteholder of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Note Agreement or the Note, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Noteholder, of any or all other rights, powers or remedies.

As used herein, the following terms shall have the following meanings:

     "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations in part of the same.

     "Trademarks" are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Grantor connected with the trademarks.

     (b) At any time and from time to time, as necessary or upon request of Noteholder, and at the sole expense of Guarantor, Guarantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions that are necessary to create, perfect and maintain the security interest under this Agreement or that Noteholder deems desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted.

     (c). Upon the occurrence of an Event of Default (as defined in the Note), and in addition to all other rights and remedies available under the Agreement or otherwise (at law, in equity or otherwise), the Noteholder shall be entitled to all remedies of a secured party in default under the Uniform Commercial Code as in effect in the State of New York.

     Section 3. Limitation . Notwithstanding anything contained in this Agreement, the liability of the Guarantor in respect of the Obligations shall in no event exceed, at any time, 90% of the lowest amount sufficient, at such time, (1) to render the Guarantor "insolvent", as that term is defined in Section 101(32) of the federal Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. Sec. 101(32)) Section 4 of the Uniform Fraudulent Conveyance Act ("UFCA") or any other similar fraudulent conveyance or transfer law or statute, (2) leave the Guarantor with "unreasonably small capital", as such term is defined in Section 548(a)(2)(A)(iii) of the Bankruptcy Code, Section 5 of the UFCA or any other similar fraudulent conveyance or transfer law or statute, or (3) leave the Guarantor unable to pay its debts as they mature within the meaning of Section 548(a)(2)(A)(ii), Section 6 of the UFCA or any other similar fraudulent conveyance or transfer law or statute.

     Section 4. Miscellaneous.

     (a)This Guaranty and Security Agreement shall bind and inure to the benefit of the Noteholder and their respective successors and assigns. Guarantor may not assign, delegate or otherwise transfer any rights or obligations hereunder without the prior written consent of the Noteholder in each case.

     (b) This Agreement may only be amended, supplemented or waived, in a writing signed by the parties hereto. As used herein, the term "this Agreement" and references thereto shall mean this agreement as it may from time to time be amended or supplemented.

     (c) All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile (with a copy sent by registered or certified mail on the same date), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to the Noteholder, as specified, or at such other address as you or it shall have specified to the Guarantor in writing; and

     (ii) if to the Guarantor, as specified, or at such other address as you or it shall have specified to the Noteholder in writing.

     (d) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     (e) This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart by facsimile or other electronic means shall be equally effective as delivery of a manually executed counterpart.

     Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute this Note Purchase Agreement and the Security Documents and amendments thereto for execution by the parties thereto, and may not be used for any other purpose. Notwithstanding the foregoing, the words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (f) This Agreement (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof that would require the application of the laws of a jurisdiction other than such state. The parties hereto each irrevocably consent to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Note or any Transaction Document, hereby waiving all objection to the venue of any such court, as well as any claim of inconvenient forum.

[signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GUARANTOR:
Address of Guarantor:	GLUCOTEL SCIENTIFIC, INC.
c/o Frode Jensen
Holland and Knight	By: /s/ Stefan Schraps
195 Broadway	Title:_________________________
24th Floor
New York, New York 10038
USA
Fax: +1 212 385 9010

NOTEHOLDER:
Address of Noteholder:	Pageant Holdings Ltd
Melcorpo Building
Ballybrack	By: /s/ Nicholas J. Furlong
Loughlinstown Drive	Title:_________________________
Co Dublin
IRELAND
Attn: Nick Furlong

SCHEDULE A

Copyrights/Design patents

Title of Design	Country	Legal Status	Application No.	Filing Date	Add. Comments

Diabetes Smartphone	Germany	registered	4 07 05 438	01.11.2007	Glucometer with Clip, several colors
Diabetes Smartphone	Germany	Pending, in examination	40 2008 00057	08.01.2007	Glucometer without Clip
Diabetes Smartphone	Europe	registered	000855721	09.01.2008	Glucometer with and without Clip
Diabetes Smartphone	US	filed	29/306,724	15.04.2008	Glucometer without Clip

SCHEDULE B

Patents

Title of Invention	Country	Legal Status	Application No.	Filing Date	Add. Comments

Diabetes Smartphone	Europe	Pending, in examination, a) Examiner issued an oral hint to grant the patent	06006190.0-1526	24.03.2006	Later to be divided into two
different patent applications,
a) one directed to be infringed
by a NoName / universal
teststrip test device vendor,
b) anotherone directed to be
infringed by a glucometer
device which controls the time
stamp of a measured dataset
generated by the glucometer
					device
Diabetes Smartphone	World	Pending, in examination	PCT/EP2007/002312	16.03.2007
Diabetic Care Products Web Shop With Enhanced Usability	US-only	Filed,	11/689,796	22.03.2007	Business method patent, including computer- implemented invention

SCHEDULE C

Trademarks

Title of	Country	Legal Status	Application No./	Filing Date	Add. Comments
Trademark			Registration No.
Glucotel	Germany	registered	306 03652	18.01.2006	(wordmark)
Glucotel	Europ. Commun.	registered	005130687	25.05.2006	(wordmark)
Glucotel	US	registered	3,312,236	24.05.2006	(wordmark)
Bodytel	US	In examination	77/301,439	11.10.2007	(wordmark)
Bodytel	US	filed	77/420,871	March 13, 2008	(wordmark)
Bodytel	Europ. Commun.	Published, 1 opposition (BODYNA)	005178827	18.12.2006	(wordmark) Opposition is supposed to be rejected
Weighttel	US	In examination	77/301,465	11.10.2007	(wordmark)
Weighttel	Europ. Commun.	Registered March 3, 2008	005179064	18.12.2006	(wordmark)
Pressuretel	US	In examination	77/301,665	11.10.2007	(wordmark)
Pressuretel	US	filed	77/420,895	March 13, 2008	(wordmark)
Weighttel	US	filed	77/420,882	March 13, 2008	(wordmark)
Pressuretel	Europ. Commun.	Registered March 17, 2008	0051790131	18.12.2006	(wordmark)
Glucotel +human figure	Germany	filed	307 69 280	24.10.2007	(word+figure combination mark)
Glucotel +human figure	Europe	In filing queue			(word+figure combination mark)
Glucotel +human figure	US	Filed	77/420,774	March 13, 2008	(word+figure combination mark)
Bodytel +human figure	Germany	filed	307 69 281	24.10.2007	(word+figure combination mark)
Bodytel +human figure	Europe	In filing queue			(word+figure combination mark)
Bodytel +human figure	US	filed	77/420,791	March 13, 2008	(word+figure combination mark)
Weighttel +human figure	Germany	filed	307 69 282	24.10.2007	(word+figure combination mark)
Weighttel +human figure	Europe	In filing queue			(word+figure combination mark)
Weighttel +human figure	US	filed	77/420,807	March 13, 2008	(word+figure combination mark)

Pressuretel +human figure	Germany	filed	307 69 283	24.10.2007	(word+figure combination mark)
Pressuretel +human figure	Europe	In filing queue			(word+figure combination mark)
Pressuretel +human figure	US	filed	77/420,825	March 13, 2008	(word+figure combination mark)
---	-----	-----	-----	--
Cardiotel	Germany	Filed, in Examination	307 82 734	20.12.2007	(wordmark)
Cardiotel	Europ. Commun.	In filing queue			(wordmark)
Cardiotel	US	filed	77/420,861	March 13, 2008	(wordmark)
Cardiotel +Human fiogure	US	filed	77/420,846	March 13, 2008	(word+figure combination mark)